Table of Contents

As filed with the Securities and Exchange Commission on October 8, 2020

Registration No.: 333-210960

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

RC-1, INC.

(Exact name of registrant as specified in its charter)

Nevada	7948	26-1449268
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

218 Raceway Dr.

Mooresville, NC 28117

Phone (800) 348-2870

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

Copies to:

Kevin P. O’Connell

Chief Executive Officer

218 Raceway Dr.

Mooresville, NC 28117

Phone (949) 721-1725

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Brad Bingham Esq.

The Bingham Law Group, APC

1106 Second St. Suite 195

Encinitas, California 92024

(760) 230-1617 Office

(760) 579-7699 Fax

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

On April 27, 2016, we filed a registration statement with the Securities and Exchange Commission, or the SEC, on Form S-1 (File No. 333-210960) (the “Registration Statement”). The Registration Statement, as amended, was declared effective by the SEC on July 15, 2016 to initially register for resale by the selling stockholders identified in the prospectus an aggregate of 1,574,477 shares of our common stock, par value $0.0001 per share. This post-effective amendment is being filed to (i) include information from our Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”) and for the six month period ended June 30, 2020; and (ii) update certain other information in the prospectus relating to the offering and sale of the shares that were registered for resale on the Form S-1.

No additional securities are being registered under this post-effective amendment. All applicable registration and filing fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PROSPECTUS

RC-1, INC.

1,574,477 Shares of Common Stock

Date of Prospectus:  October __, 2020

This prospectus relates to the resale by the selling stockholders of an aggregate of 1,574,477 shares of our common stock, par value $.001, per share, by the selling shareholders named in this prospectus in the section entitled “Selling Shareholders”, including their donees, pledgees, assignees, transferees and other successors-in-interest, whom we refer to in this prospectus as the “Selling Shareholders”. The shares of common stock are being registered to permit the selling stockholders to sell the shares from time to time in the public market at a price of $.25 per share. The stockholders may sell the shares through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution". We cannot assure you that the selling stockholders will sell all or any portion of the shares offered in this prospectus.

Investing in these securities involves significant risks. Investors should not buy these securities unless they can afford to lose their entire investment.

We are an “emerging growth company” within the meaning of the recently enacted Jumpstart Our Business Startups Act and will be subject to reduced public company reporting requirements.

SEE “RISK FACTORS" BEGINNING ON PAGE 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October __, 2020.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety. When used in this prospectus, the terms “Company,” “our,” “ours” and “us” refer to RC-1, Inc., unless otherwise specified or the context requires otherwise.

SUMMARY OF PROSPECTUS

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2013, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

We are also considered a "smaller reporting company," If we are still considered a "smaller reporting company" at such time as we cease to be an "emerging growth company," we will be subject to increased disclosure requirements. However, the disclosure requirements will still be less than they would be if we were not considered either an "emerging growth company" or a "smaller reporting company."

For more information, please see our Risk Factor entitled “As an “emerging growth company” under the Jumpstart our Business Startups Act (JOBS Act), we are permitted to rely on exemptions from certain disclosure requirements.”

Decision to Go Public

The Company’s officers and directors believe that potential investors are more inclined to invest in the Company if the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which provides investors with update material information about the Company and the ability of the company’s investors to resell their shares through the facilities of the securities markets. The common stock of the Company is currently quoted on the OTC Pink Sheets marketplace. The Company intends to have its common stock quoted on the OTCQB Bulletin Board, or the OTCQX tier of the OTC Markets when the Company meets the criteria for having its common stock listed on those markets. Our officers and director believe that the disadvantages of becoming a public company are the continuing reporting costs of being a reporting issuer under the Exchange Act and reluctance of persons qualified to serve as directors of the Company because of director’s exposure to possible legal claims. Additional disadvantages include management’s lack of experience in the business of the Company as well as in running a public company, the Company’s status as a development stage company, and management’s limited amount of time that will be devoted to the Company.

BUSINESS OF THE COMPANY

A full description of the business of the Company through December 31, 2019, is contained in the Company’s 10-K Annual Report as filed with the United States Securities & Exchange Commission on April 14, 2020 and is hereby incorporated by reference and is available at https://www.sec.gov/Archives/edgar/data/1665598/000168316820001182/rc1_10k-123119.htm

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. We will incur all costs associated with this Post-Effective Amendment to this registration statement and prospectus.

RISK FACTORS

An investment in these securities involves a high degree of risk and is speculative in nature. In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase Shares. Following are what we believe are material risks related to the Company and an investment in the Company. Investors are urged to perform their own due diligence, with the help of their investment, accounting, legal and/or other professionals and to make an independent decision regarding an investment in the Shares.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

We have a limited operating history, with historical losses.

We have a short operating history and must be considered to be in the development stage. We have no history of earnings or profits and there is no assurance that we will operate profitably in the future. There is no meaningful historical financial data upon which to base planned operating expenses. As a result of this limited operating history, it is difficult to accurately forecast our potential revenue. We intend to use race cars to market and promote the services of potential clients. We contemplate that we will further develop our racing operations into which we will reinvest all profits, if any, into the Company.

We estimate that for the 12 months ending September 30, 2021, the cost of operating the business will require additional capital of a minimum of three hundred thousand dollars ($400,000) and there can be no assurance that any or all of that additional capital will be available to the Company.

Our auditors have expressed substantial doubt as to whether our Company can continue as a going concern.

We have generated only limited revenues since our inception and have incurred substantial losses. Our business plans estimate that we will need to raise $400,000 in additional capital to fund our operations through September 30, 2021 and there can be no assurance that we will be able to raise any or all of the capital required. These factors indicate that we may be unable to continue as a going concern, particularly in the event that we cannot generate sufficient cash flow or raise sufficient capital to conduct our operations. Our financial statements do not include any adjustments to the value of our assets or the classification of our liabilities that might result if we would be unable to continue as a going concern.

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Our existing principal stockholders exercise control of our Company.

Kevin O'Connell is the Managing Member of (a) GPP, (b) DEVCAP, (c) Revete, and (d) Continental. Together, Mr. O'Connell and GPP, DEVCAP, Revete, and Continental own 70% of our outstanding common shares.

In addition, GPP has established a line of credit of $600,000. The receipt of funds from this line of credit is subject to the approval of Mr. O'Connell. As of December 31, 2019, there was $581,636 available on this Line of Credit. The terms of the line of credit contains annualized interest of 8%, quarterly interest payments paid by the Company on outstanding balances and requires a maximum quarterly draw down on the line of $100,000 per quarter. Mr. O'Connell may have a conflict of interest should we determine to draw upon the line of credit. He will have to determine, as the Managing Member of GPP, whether it is in the best interest of GPP to approve or decline the "draw down" or, as our controlling shareholder, it is in our best interest to approve the draw down.

Further, Mr. O’Connell, will be able to determine the election of directors and all other matters subject to stockholder votes. This concentration of ownership may have the effect of delaying or preventing a change in control of the Company, even if this change in control would benefit stockholders.

We must enter into and maintain a good working relationship with the NASCAR, IMSA and SVRA as well as other sanctioning bodies relevant to our business.

To be successful, we must create and maintain a good working relationship with the sanctioning body of our racing events we participate in with NASCAR, IMSA, and SVRA being of most importance. Without a good relationship with the sanctioning bodies, they may, at their sole discretion, disallow our company and clients from competing in any or all of their sanctioned events for an indefinite period of time. We do not have any continuing contractual relationship with these sanctioning bodies and may not be able to enter into any agreements to participate in racing events on terms acceptable to us.

 Our racing operations face competition for marketing and advertising dollars.

We compete for marketing and advertising dollars with other motorsports teams and with sports such as football, baseball, basketball, hockey, tennis and golf and with other entertainment and recreational activities. In the event that fan interest in motorsports declines motorsports might not be as attractive to the potential clients, which could have an adverse effect on our operations.

There can be no assurance that our team will be competitive or qualify for each, or any NASCAR, IMSA or SVRA sanctioned event entered. Qualification, by speed trial racing in NASCAR races, is only required in special events. IMSA sanctioned events are not limited by qualifying, but rather may be limited by the racing venue and the size of the paddocks that would be used to support the race cars and teams before, during and after the racing events. If we are not successful competitively, we could have a more difficult time attracting and maintaining clients, quality drivers and crews which in turn could impact our ability to attract production, marketing and advertising dollars. We compete with well-established teams and there can be no assurance that we will be able to create or maintain a competitive position.

Our racing operations face competition for marketing and advertising dollars.

We compete for marketing and advertising dollars with other motorsports teams and with sports such as football, baseball, basketball, hockey, tennis and golf and with other entertainment and recreational activities. In the event that fan interest in motorsports declines motorsports might not be as attractive to the potential clients, which could have an adverse effect on our operations.

There can be no assurance that our team will be competitive or qualify for each, or any NASCAR, IMSA or SVRA sanctioned event entered. Qualification, by speed trial racing in NASCAR races, is only required in special events. IMSA sanctioned events are not limited by qualifying, but rather may be limited by the racing venue and the size of the paddocks that would be used to support the race cars and teams before, during and after the racing events. If we are not successful competitively, we could have a more difficult time attracting and maintaining clients, quality drivers and crews which in turn could impact our ability to attract production, marketing and advertising dollars. We compete with well-established teams and there can be no assurance that we will be able to create or maintain a competitive position.

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We may not be able to lease or obtain certain race cars as needed for specific events.

Our ability to compete in race events is contingent upon our ability to configure our owned vehicles, or lease vehicles for specific series when needed. There can be no assurance that our vehicles will be able meet specifications for a race series we would intend to enter or that we would be able to lease a suitable race vehicle when needed or be able to negotiate a lease fee that we deem reasonable.

The success of our operations will be dependent upon the success of our racing team.

Our ability to fully implement our business plan and the success of our operations will be dependent upon the success of our racing team. If our racing team fails to qualify for races or finishes poorly in races on a regular basis, the success of our operations will be adversely impacted. Racing teams that fail to qualify for events cannot generate any purse revenue and may experience a reduction in fan and advertisers interest. We believe that if we win, or finish within the top 10 finishing places in a race, our ability to attract advertisers will be enhanced. However, our past record of sporadic "Top 20" finishing places has diminished our ability to attract advertisers. There can be no assurance that we will win or compete successfully in any event.

In racing events that we determined to enter, we have always qualified to race. However, we have finished poorly in these events and have not received any purse money if finishing positions fall outside of the top 30 places. A low finishing position for any event may or may not be a direct result of the team’s activities and efforts, and all racing teams in competition face the same uncertain results. There can be no assurance that we will win any purse money and the denomination of such purse money could have any effect upon our ability to fund our operations.

We may incur liability for personal injuries.

Racing events can be dangerous to participants and to spectators. We maintain insurance policies that provide coverage within limits that in our judgment are sufficient to protect us from material financial loss due to liability for personal injuries sustained by, or death of, our personnel or spectators in the ordinary course of our business. Our insurance may not be adequate or available at all times and in all circumstances. In the event that damages for injuries sustained by our participants or spectators exceed our liability coverage or the insurance company denies coverage, our financial condition, results of operations and cash flows could be adversely affected to the extent claims and associated expenses exceed insurance recoveries.

We do not have total loss insurance for the racecars we own.

Due to the high cost of property damage insurance, we have chosen not to carry total loss insurance for the racecars we lease or own. In the event of a loss occurrence, we may lose or be liable for as much as the total value of the racecar which is damaged. The loss could be as much as $250,000, which would be a material loss to us and could cause us to cease operations.

We have only recently sought advertising revenue and we may not be able to attract and maintain advertisers as a source of revenues.

We have limited advertising revenue since our inception in 2007 and we may not be able to attract and maintain advertisers as a source of revenues. Further, our ability to attract advertising clients will be a significant factor in our success or failure.

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We will need additional financing, which may not be available.

Our future success will depend on our ability to raise additional funds and our ability to raise future advertising money, which includes attracting advertisers or funded drivers for our racing teams. No commitments to provide additional funds have been made by management and no agreements with advertisers or funded drivers have been entered into. Our ability to arrange financing in the future will depend in part upon the prevailing capital market conditions, as well as our business performance. There can be no assurance that we will be successful in our efforts to arrange additional financing on satisfactory terms. If additional financing is raised by the issuance of our shares, control of the Company may change, and stockholders may suffer additional dilution. If adequate funds are not available, or are not available on acceptable terms, we may not be able to take advantage of opportunities, or otherwise respond to competitive pressures and remain in business.

We are dependent on our key personnel.

Our success will depend in large part upon the continued services of Mr. Kevin P. O'Connell, who presently devotes only 30% or less of his time to our business. The death or loss of Mr. O'Connell would have a material adverse effect on our business, financial condition and results of operations. We do not have key man life insurance on Mr. O'Connell.

We face significant racing competition.

We principally compete for clients and purses with other motorsports teams and advertising and public relations companies. In addition, there are relatively low barriers to entry into these markets and we expect to continue to face competition from new entrants into these same markets. There can be no assurance that we will be able to compete successfully in these markets.

We have additional costs for being a small, public reporting company.

We are a fully reporting and publicly traded company, and as such, incur additional non-operating costs associated with being a public company. Additionally, we have a management team that is inexperienced in managing publicly traded companies.

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There currently is no trading market for our stock. While we have utilized a marker maker to obtain a quotation on the OTC Pink Sheets. We cannot assure you that a public market will ever develop. Furthermore, you will likely not be able to sell your securities if a regular trading market for our securities does not develop and we cannot predict the extent, if any, to which investor interest will lead to the development of a viable trading market in our shares. We expect the initial market for our stock to be limited, if a market develops at all. Even if a limited trading market does develop, there is a risk that the absence of potential buyers will prevent you from selling your shares if you determine to reduce or eliminate your investment. Additionally, the offering price of $.15 share may not reflect the current value of our shares.

Because we do not intend to pay any dividends on our common shares, investors seeking dividend income or liquidity should not purchase shares in this offering.

We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. There can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, who currently do not intend to pay any dividends on our common shares for the foreseeable future.

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Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and may affect the ability of our stockholders to realize any trading price of our common stock when and if a trading market develops for our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops. When this registration statement is declared effective, the selling stockholders may be reselling up to 30% of the issued and outstanding shares of our common stock. As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Risk Factors Related to the JOBS Act

We are an ‘Emerging Growth Company” and we intend to take advantage of reduced disclosure and governance requirements applicable to Emerging Growth Companies, which could result in our stock being less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company, which in certain circumstances could be for up to five years.

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The Company’s election to take advantage of the JOBS Act’s extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to take advantage of the extended transition period for any new or revised accounting standards that may be issued by the Public Company Accounting Oversight Board ("PCAOB") or the Securities & Exchange Commission ("SEC"). The Company has elected to take advantage of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard on the private company timeframe. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The JOBS Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and reduce the amount of information provided in reports filed with the SEC.

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

–	be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting.

–	be exempt from the "say on pay" provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute" provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer;

–	be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

–	be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements

The Company currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”.

As long as the Company qualifies as an Emerging Growth Company, the Company’s independent registered public accounting firm will not be required to attest to the effectiveness of the company’s internal control over financial reporting.

Because the Company has elected to take advantage of the extended time periods for compliance with new or revised accounting standards provided for under Section 102(b) of the JOBS Act, among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

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THE OFFERING

Common stock offered by selling stockholders:	1,574,477

Common stock outstanding before the offering:	13,929,581

Common stock to be outstanding after the offering:	13,929,581

Offering Price Per Share	$.25

Use of proceeds:	We will not receive any proceeds from the sale of any common stock sold by the selling stockholders.

OTC Pink Sheets	RCCC

DILUTION

The common stock to be sold by the selling security holders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution of equity interests to our existing stockholders.

PRICE RANGE OF COMMON STOCK

Our common stock qualified for quotation on the OTC Pink Sheets marketplace in February 2017, under the symbol “RCCC”. However no trades of our common stock occurred through the facilities of the OTC Pink Sheets marketplace. The Company intends to apply to the Depository Trust Corporation (“DTC”) to have its shares eligible to trade electronically on the DTC system. There currently is no liquid trading market for our common stock. There can be no assurance that a significant active trading market in our common stock will develop, or if such a market develops, that it will be sustained.

As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply to have our common stock listed for trading on a national securities exchange, although we cannot be certain that our application will be approved.

RELIANCE ON INFORMATION ONLY IN THIS PROSPECTUS

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

DIVIDEND POLICY

We do not intend to pay any dividends in the foreseeable future. We intend to retain any future earnings, if any, for use in the operation and expansion of our business. Any future decision to pay dividends on common stock will be at the discretion of our board of directors and will be dependent upon our fiscal condition, results of operations capital requirements and other factors our board of directors may deem relevant.

BUSINESS OF THE COMPANY

A full description of the business of the Company through December 31, 2019, is contained in the Company’s 10-K Annual Report as filed with the United States Securities & Exchange Commission on April 14, 2020 and is hereby incorporated by reference and is available at https://www.sec.gov/Archives/edgar/data/1665598/000168316820001182/rc1_10k-123119.htm.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis of our results of operations and financial condition for the fiscal years ended December 31, 2018 and 2017 should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this annual report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors”, “Cautionary Notice Regarding Forward-Looking Statements” and “Description of Business” sections and elsewhere in this annual report. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” “predict,” and similar expressions to identify forward-looking statements. Although we believe the expectations expressed in these forward-looking statements are based on reasonable assumptions within the bound of our knowledge of our business, our actual results could differ materially from those discussed in these statements. Factors that could contribute to such differences include, but are not limited to, those discussed in the “Risk Factors” section of this report. We undertake no obligation to update publicly any forward-looking statements for any reason even if new information becomes available or other events occur in the future.

In addition to historical information, this Annual Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, risks and uncertainties, including the risk factors set forth in Item 1A. above and the risk factors set forth in this Annual Report. Generally, the words “anticipate”, “expect”, “intend”, “believe” and similar expressions identify forward-looking statements. The forward-looking statements made in this Annual Report are made as of the filing date of this Annual Report with the SEC, and future events or circumstances could cause results that differ significantly from the forward-looking statements included here. Accordingly, we caution readers not to place undue reliance on these statements. We expressly disclaim any obligation to update or alter our forward-looking statements, whether, as a result of new information, future events or otherwise after the date of this document.

Not applicable.

Overview

This section contains forward-looking statements that involve risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The following discussion should be read in conjunction with the financial statements and notes thereto included herein.

We are a small auto competition and event management business that has participated primarily in NASCAR and IMSA sanctioned events. We utilize our racecars to provide marketing and branding services to client advertisers desiring to use our racecars to market their product or service by having our vehicles carry their corporate brand. We have conducted limited operations to date.

Election under JOBS Act of 2012

The Company has chosen to opt-in and make use of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act of 2012. This election is irrevocable. If we choose to adopt any accounting standard on the public company time frame, we would be required to adopt all subsequent accounting standards on the public company time frame.

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Jumpstart Our Business Startups Act

In April 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was affected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of:

(i)	The completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more;

(ii)	The completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii)	The company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period; or

(iv)	The company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i)	Audited financial statements required for only two fiscal years;

(ii)	Selected financial data required for only the fiscal years that were audited;

(iii)	Executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

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The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition, the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period and will “opt-in” and make use of the transitional period.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

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Significant Accounting Policies

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Note 2 of the Notes to Financial Statements describes the significant accounting policies used in the preparation of the consolidated financial statements. Certain of these significant accounting policies are considered to be critical accounting policies, as defined below.

A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations. Specifically, critical accounting estimates have the following attributes: 1) we are required to make assumptions about matters that are highly uncertain at the time of the estimate; and 2) different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty. We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes. These changes have historically been minor and have been included in the consolidated financial statements as soon as they became known. Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, management believes that our consolidated financial statements are fairly stated in accordance with accounting principles generally accepted in the United States and present a meaningful presentation of our financial condition and results of operations. We believe the following critical accounting policies reflect our more significant estimates and assumptions used in the preparation of our consolidated financial statements:

Use of Estimates – These financial statements have been prepared in accordance with accounting principles generally accepted in the United States and, accordingly, require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Equivalents – We maintain our cash in bank deposit accounts, which at times, may exceed federally insured limits. We have not experienced any losses in such account.

Revenue Recognition – The Company adopted ASU 2014-09, “Revenue from Contracts with Customers” on January 1, 2018, using the modified retrospective method, which did not have a material impact on the timing and amount of product revenues.

The new revenue recognition standard prescribes a five-step model that focuses on transfer of control and entitlement to payment when determining the amount of revenue to be recognized. Under the new guidance, an entity is required to perform the following five steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the entity satisfies a performance obligation. The Company’s revenues accounted for under ASC 606 do not require significant estimates or judgments based on the nature of the Company’s revenue. The Company’s contracts do not include multiple performance obligations or variable consideration.

The majority of revenues are from consulting services provided at events which range from one day to one week in length. The revenues from these events are recognized upon completion of the contracted services. In the event that the Company’s revenues are for services provided under contracts greater than one month in length, the contracts will be billed in total at the onset of the contact period, and to the extent that billings exceed revenue earned, the Company will record such amount as deferred revenue until the revenue is earned. We recognize revenue on these contracts in the period the services are provided under the contract. Expenses associated with providing the services are recognized in the period the services are provided which coincides with when the revenue is earned.

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Property and equipment – Property and equipment are recorded at cost and depreciated under the straight-line method over each item's estimated useful life. The Company uses a 5-year life for racecars and equipment, 7 years for furniture and fixtures.

Intangible and Long-Lived Assets – We follow FASB ASC 360-10-35 which has established a "primary asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. During the years ended December 31, 2019 and 2018, no impairment losses were recognized.

Stock Based Compensation – We recognize expenses for stock-based compensation arrangements in accordance with provisions of Accounting Standards Codification 714. Accordingly, compensation cost is recognized for the estimated fair value of the stock at the grant date. For equity instruments issued to non-employees, the estimated fair value of the equity instrument is recorded on the earlier of the performance commitment date or the date the services required are completed.

Plan of Operations

RC-1, Inc. (the “Company”), was incorporated in the State of Nevada on May 14, 2009. The Company is a motorsports marketing business focused primary in road racing events in North America utilizing NASCAR type competition equipment. The Company is currently considered to be in the development stage and has generated only limited revenues from its activities in the racing business.

We will continue to focus in “Road Racing” motorsports events organized by several motorsports sanctioning bodies such as The National Association for Stock Car Auto Racing ("NASCAR"), and The International Motorsports Association ("IMSA") and the Sports Car Vintage Racing Association (SVRA).

In addition, we intend to continue to compete in the Toyota Southwest Superlate Model Series, SVRA and the GAAS series in an effort to promote our business and brand in the western United States.

Going Concern

As of December 31, 2019, RC-1, Inc. had an accumulated deficit of $3,340,421. Also, during the year ended December 31, 2019, we had a net decrease in cash of $490. These factors raise substantial doubt about our ability to continue as a going concern.

Management expects to raise $400,000 in capital through the issuance of debt and equity and believes it will be able to raise sufficient capital over the next twelve months to finance operations. However, there can be no assurances that the Company will be successful in this regard or will be able to eliminate its operating losses. The accompanying financial statements do not contain any adjustments which may be required as a result of this uncertainty.

Management estimates the cost of operating the business through March 31, 2021 will require additional capital of up to Four Hundred Thousand dollars ($400,000) consisting of: $20,000 for registration and licenses required for entry in sanctioned racing events; $60,000 for travel and lodging; $80,000 for marketing and branding; $40,000 for legal and accounting; $15,000 for engineers and consultants; $15,000 for parts,$50,000 for engine and transmission leases. $30,000 for fuels and tires; $20,000 for racecar transporter travel; $40,000 for debt service of all Company notes payable; and $30,000 in air and rental cars.

The Company has no outstanding payments due for the lease of race cars at this time.

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The Company intends to hold discussions with existing shareholders, new prospective shareholders and various lenders in pursuing the capital we need for the upcoming twelve months of operations. Additionally, the Company may elect to draw down additional proceeds from its line of credit with General Pacific Partners, LLC and TVP Investments, LLC, Inc. There can be no assurance that we will be able to raise any additional equity or debt capital.

The Company’s capital requirements consist of general working capital needs, scheduled principal and interest payments on debt when required, obligations, and capital expenditures. The Company’s capital resources consist primarily of cash generated from proceeds through the issuances of common stock. At December 31, 2019, the Company had cash of $50,106.

Results of Operations for the Years Ended December 31, 2019 and 2018

Revenues

In the years ended December 31, 2019 and 2018, we had revenues in the amounts of $110,508 and $163,500 respectively, which was a decrease of $52,992. The Company earned all of its $163,500 in revenues in 2018 from related party NASCAR consulting services and unrelated party consulting fees. In 2019, revenue of $110,508 was earned for consulting fees from related parties. The Company provided consulting services to a race team competing NASCAR race events. Revenue decreased in 2019 due to a decrease in related party consulting fees for the period.

Operating Expenses.

Race Expenses

For the year ended December 31, 2019, there were no race expenses, compared to $10,274 for the year ended December 31, 2018. The decrease was primarily the result of the Company not participating in race events in 2019.

Consulting to related parties

For the year ended December 31, 2019, consulting to related parties decreased to $60,000 as compared to $66,533 from the prior year ended December 31, 2018 which was a decrease of $6,533. The decrease in services in 2019, which consisted of race event management, was due to a decrease in the number of events to which services were provided in 2019 as compared to 2018.

General and Administrative Expense

For the year ended December 31, 2019, general and administrative expenses decreased to $73,679 as compared to $155,750 from the prior year ended December 31, 2018 which was a decrease of $82,071. The decrease was primarily due to bad debt expenses in 2018 from write-off of a note receivable.

Professional Fees

Professional fees for the year ended December 31, 2019 were $38,550 compared to $59,407 for the period ended December 31, 2018.

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Interest Expense

For the year ended December 31, 2019, net interest expense decreased to $8,156 as compared to $18,581 for the year ended December 31, 2018, a decrease of $10,425. The decrease in interest expense was due to the conversion of indebtedness into common stock.

Net Loss

Our net loss from operations decreased to $48,985 for the year ended December 31, 2019, from $142,128 for the year ended December 31, 2018 due to a gain on sale of asset to related party and the reasons described above.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate adequate amounts of cash to meet its needs for cash. The following table provides certain selected balance sheet comparisons between December 31, 2019, and December 31, 2018:

	December 31, 2019	December 31, 2018	$ Change	Percent Change
Working Capital	$(348,624)	$(335,708)	(12,916)	3%
Cash	$50,106	$50,596	(490)	-1%
Total current assets	$100,998	$110,596	(9,598)	-9%
Total assets	$108,155	$154,122	(45,967)	-30%
Accounts payable	$29,668	$56,792	(27,124)	-48%
Accrued Liabilities	$161,601	$90,264	71,337	79%
Related Party Interest Payable	$119,471	$118,816	655	1%
Non-Related Party Interest Payable	$44,918	$37,418	7,500	20%
Line of Credit	$75,000	$75,000	–	0%
Line of credit to related parties	$18,964	$68,014	(49,050)	-72%
Total current liabilities	$449,622	$446,304	3,318	1%
Total liabilities	$449,622	$446,604	3,018	1%

Our working capital deficit increased by $12,916 from December 31, 2018 to December 31, 2019 mainly from additional related party debt and accrued interest on said related party debt. The Company’s assets decreased from $154,122 as of December 31, 2018 to $108,155 as of December 31, 2019 mainly due to the write-off of a note receivable in 2018 and amortization of prepaid rent.

Operating Activities

Net cash provided by continuing operating activities during 2019 was $48,860 as compared to $104,764 used in fiscal 2018. This was due primarily to the write-off of the note receivable and accrued interest receivable.

Investing Activities

There was no cash used in investing activities during 2019 as compared to $11,013 in 2018.

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Financing Activities

For the year ended December 31, 2019, net cash used in financing activities was $49,350 which consisted of $215,000 in proceeds and repayments of $264,350 of related party debt. For the year ended December 31, 2018, net cash used by financing activities was $103,497 which consisted of net proceeds of $166,683 from line of credit, and $270,180 in repayments from related party debt.

Result of Operations

THREE MONTHS ENDED JUNE 30, 2020 COMPARED TO THREE MONTHS ENDED JUNE 30, 2019

Revenues

The Company recognized $20,832 in revenue during the three months ended June 30, 2020 and $27,780 in revenue for the same period in 2019. The revenue was from consulting revenue from one client and was delayed due to the Chinese Corona virus outbreak and temporary business closures during the period.

Operating Expenses

For the three months ended June 30, 2020 operating expenses were $26,931 compared to $43,656 in 2019 for a decrease of $16,725. The decrease is due to a decrease in general and administrative expenses.

Interest and Financing Costs

Interest was $391 for the three months ended June 30, 2020 compared to $17,906 in the three months ended June 30, 2019. The decrease in the interest expense was related directly to a reduction in related party debt.

Net Loss

The Company incurred net loss of $5,708 in the three months ended June 30, 2020 compared to net income of $2,030 during the three months ended June 30, 2019. This loss for the quarter was primarily due to the temporary closure of the business of our primary client due to the Chinese Corona virus.

SIX MONTHS ENDED JUNE 30, 2020 COMPARED TO SIX MONTHS ENDED JUNE 30, 2019

Result of Operations

Revenues

The Company recognized $34,720 in revenue during the six months ended June 30, 2020 and $52,448 in revenue for the same period in 2019. The reduction in revenue for the quarter was due to the affects of the Chinese Corona virus with our primary consulting client.

Operating Expenses

For the six months ended June 30, 2020 operating expenses were $71,378 compared to $93,831 in 2019 for a decrease of $22,453. The decrease is due to a decrease in general and administrative fees to $6,328 from $40,281 for a difference of $33,953.

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Interest and Financing Costs

Interest expense, net was $1,439 for the six months ended June 30, 2020 compared to interest income, net of $15,684 in the six months ended June 30, 2019. The increase in the interest expense was related to payments made for the reduction of related party debt, offset by interest income of $13,328.

Net Loss

The Company incurred losses of $38,097 in the six months ended June 30, 2020 compared to $25,699 during the six months ended June 30, 2019, due to the temporary closure of the business of our primary consulting client.

LIQUIDITY AND CAPITAL RESOURCES

The company had $44,503 in cash at June 2020, with a working capital deficit of $373,153. As of December 31, 2019, the Company had cash of $50,106 with a working capital deficit of $348,624.

Cash Flows for the Six Months Ended June 30, 2020 Compared to the Six Months Ended June 30, 2019.

Operating activities

During the six months ended June 30, 2020, we used $6,722 in cash from operating activities compared to cash provided of $11,495 during the six months ended June 30, 2019, a difference of $18,217. The decrease between the two periods was largely due to an increase in net loss.

Investing activities

We used $284,375 in cash flow in investing activities during the six months ended June 30, 2020 compared to no cash flow in investing activities for the same period in 2019. The increase in cash used in investing activities was the purchase of an asset subsequently used in a direct financing lease.

Financing activities with Related Parties

During the six months ended June 30, 2020, we generated $285,494 from financing activities compared to using $22,576 during the six months ended June 30, 2019, an increase of $308,070. This increase was due to the vehicle acquisition of an asset related to future on- track portion of our business.

Meeting our capital requirements will be directly dependent on Mr. O'Connell and his related businesses and his decision to advance us capital in the event that we are not able to raise capital from other sources.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have not had any disagreements with our accountants.

Our current principal independent auditor is Assurance Dimensions 5489 Wiles Road Unit 303 Coconut Creek, FL 33073 (“Assurance”), whom we engaged on February 11, 2020.

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On February 11, 2020 the Company notified Daszkal Bolton LLP (“DBLLP”) the Company's former independent accounting firm, that it had elected to change accounting firms and, therefore, was dismissing DBLLP.

Other than for the inclusion of a paragraph describing the uncertainty of the Company’s ability to continue as a going concern (for the years ended December 31, 2018 and December 31, 2017), DBLLP’s reports on the Company’s financial statements for the years ended December 31, 2018 and 2017, respectively, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim period preceding PSH’s dismissal, there were: (i) no “disagreements” (within the meaning of Item 304(a) of Regulation S-K) with DBLLC’s on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of DBLLC, would have caused it to make reference to the subject matter of the disagreements in its report on the consolidated financial statements of the Company; and (ii) no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

CONTROLS AND PROCEDURES

Evaluation of disclosure controls and procedures

Based upon an evaluation of the effectiveness of our disclosure controls and procedures performed by our Chief Executive Officer as of the end of the period covered by this report, our Chief Executive Officer concluded that our disclosure controls and procedures have not been effective as a result of a weakness in the design of internal control over financial reporting identified below.

As used herein, “disclosure controls and procedures” mean controls and other procedures of our company that are designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Securities Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Securities Exchange Act is accumulated and communicated to our management, including our principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

Management’s Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rule 13a-15(f). The Company’s internal control over financial reporting is a process designed to provide reasonable assurance to our management and board of directors regarding the reliability of financial reporting and the preparation of the financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America.

Our internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

This quarterly report does not include an attestation report of our registered independent public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered independent public accounting firm.

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Changes in Internal Control Over Financial Reporting

No changes in our internal control over financial reporting occurred during the year ended December 31, 2019 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

MANAGEMENT

Name	Age	Position (1)
Kevin P. O’Connell	52	President, and Sole Director (2)

Rayna Austin	27	Secretary & Treasurer (3)

(1) There are no arrangements or understandings between our director and officers or any other persons pursuant to which she or he was, or is to be, selected as a director or officer.

(2) Mr. O'Connell has been the sole director and President of the Company since the inception of the Company in 2007. His term of office as a director and as President, are for one year from the date of the Company's annual meeting of shareholders, and the annual meeting of directors, respectively.

(3) Ms. Austin was appointed by the board of directors on December 1, 2014. Her term of office as Secretary and Treasurer is for one year from the date of the Company's annual meeting of directors.

Kevin P. O’Connell – From 1997 through the present, Mr. O’Connell has led venture capital investments and asset management (real estate & securities) strategies with particular focus in the general capital markets consisting of private and public financing, mergers and acquisitions, and corporate restructurings. He is the founder and managing partner of FinTekk AP, LLC a Southern California firm providing advisory services, direct investment and capital markets consulting. Mr. O’Connell has been a direct principal investor and active board member having managed the strategic decisions, equity/debt financing and developmental stage efforts of companies engaged in the technology, healthcare and environmental industries.

In addition, Mr. O'Connell has been a professional race car driver, and racing team management consultant since 2002. Mr. O'Connell has driven race cars in many NASCAR series, IMSA series and VSRA series races, and has been the principal driver of the Company's racecars.

He received a Bachelor of Arts (BA) from California State University, Northridge (CSUN), earned his Master of Business Administration (MBA) from Pepperdine University and completed the Corporate Governance Program at Harvard Business School (HBS) in Boston, MA.

Rayna Austin – From February of 2014 through the present, Ms. Austin has provided management consulting, business development and accounting for small businesses through her company, RMA Services. Ms. Austin received a Bachelor of Arts (BA) in Criminal Justice and minor in Psychology from the University of Nevada, Las Vegas, earned her Paralegal Certification from University of California Irvine, and her Accounting and QuickBooks Certifications from the National Association of Certified Public Bookkeepers.

EXECUTIVE COMPENSATION

There are no written employment agreements with management. Management compensation will be determined by the board of directors based upon revenues and profits, if any, of the Company.

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Executive Compensation

Our current officers receive no compensation. There are no current employment agreements between the Company and its executive officer or understandings regarding future compensation.

The director and principal officers have agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide proper salaries. The officers and directors have the responsibility to determine the timing of remuneration for key personnel.

The Company does not intend to pay employee directors a separate fee for their services.

The following table summarized our executive compensation for the years ended December 31, 2019, 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	All Other Compensation ($)
Kevin P. O'Connell	2019 2018 2017	-0- -0- -0-	-0-	-0-	-0- -0- -0-

Rayna Austin	2019 2018 2017	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0-

Director Independence

Our board of directors is currently composed of one member, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our sole director has made a subjective determination that no relationships exist which, in the opinion of our sole director, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of the issued and outstanding shares of our common stock as of the date of this Registration Statement by the following persons:

1.	Each person who is known to be the beneficial owner five percent (5%) or more of our issued and outstanding shares of common stock;

2.	Each of our Directors and executive Officers; and

3.	All of our Directors and Officers as a group

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Name	No. of Shares Owned	% of Stock Outstanding
Kevin O’Connell (1)	9,743,939	70%
Rayna Austin	0	0.0%
Cassin Farlow, LLC (2)	1,210,000	8.7%
Rick Ware Racing, LLC (3)	1,233,333	8.9%
Directors and Officers as a Group	11,130,086	70.0%

a.	General Pacific Partners, LLC, which owns 5,502,313 shares. On October 9th, 2019, General Pacific Partners, LLC sold 1,376, 147 shares to an unrelated party.
b.	Revete Capital Partners, LLC which owns 107,144 shares
c.	Continental EC, LLC which owns 64,286 shares
d.	DEVCAP Partners, LLC which owns 4,071,267 shares

(2) Gus O'Connell has dispositive and voting power for Cassin Farlow, LLC

(3) Richard Ware has dispositive and voting power for Rick Ware Racing, LLC

Long Term Incentive Awards

Option Grants in Last Fiscal Year

We did not award options to our executive officers in 2017, 2018 and 2019 under any incentive plans.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

There have been no option exercises by our executive officers from inception to December 31, 2019.

Employment Contract and Termination of Employment Agreements

We have no employment agreements with any officers or employees.

Limitations on liability and indemnification of officers and directors

Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by Nevada Revised Statutes. Our certificate of incorporation also provides that we must indemnify our directors and officers to the fullest extent permitted by Nevada law and advance expenses to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Nevada law, subject to certain exceptions. We are in the process of obtaining directors’ and officers’ insurance for our directors, officers and some employees for specified liabilities.

The limitation of liability and indemnification provisions in our certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. They may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though an action of this kind, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. However, we believe that these indemnification provisions are necessary to attract and retain qualified directors and officers.

SEC Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, and DIRECTOR INDEPENDENCE

On January 1, 2015, the Company extended for three years a previous consulting agreement with GPP, a company owned and operated by Kevin O'Connell, our Chief Executive Officer and Sole Director, to provide consulting services in the motor sports marketing industry. The consulting agreement requires a $5,000 monthly fee and can be terminated by either party pursuant to a 60-day notice. As of December 31, 2019, and 2018, the Company had an accrued payable balance due to this related party of $90,000 and $30,000 respectively.

On October 1, 2009, the Company entered into a line of credit agreement for up to $600,000 with GPP, Under the agreement, the Company receives operating fund advances and reimbursement for expenses incurred on behalf of the Company. The loan bears interest at eight percent (8%) per annum. As of December 31, 2019 and 2018, the Company owed $18,364 and $68,014, respectively, in operating advances to GPP. As of December 31, 2019, and 2018, the Company had accrued interest on this line of credit in the amounts of $35,929 and $35,315, respectively.

On August 5, 2013, the Company entered into a line of credit agreement for up to $300,000 with a DEVCAP, a company owned and operated by Kevin O'Connell, our Chief Executive Officer and Sole Director. As of January 1,2020. FinTekk AP, LLC assumed the loans to RC-1 made from DEVCAP. The 8% line of credit was increased to $600,000 on January 1, 2017. Under the agreement, the Company receives operating fund advances and reimbursement for expenses incurred on behalf of the Company. As of December 31, 2019, and December 31, 2018, the Company owed $600 and $300, respectively, in operating advances to this related party. As of December 31, 2019, and December 31, 2018, the Company had accrued interest on this line of credit in the amounts of $83,543 and $83,501, respectively.

Conflicts of Interest

Each officer and director is, so long as she or he is an officer or director, subject to the restriction that all opportunities contemplated by our plan of operation that come to his attention, either in the performance of his duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that he is affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies to which the officer or director is affiliated each desire to take advantage of an opportunity, then the applicable officer or director would abstain from negotiating and voting upon the opportunity. However, the officer or director may still take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy in connection with these types of transactions.

Director Independence

Our board of directors is currently composed of one member, who does not qualify as independent directors in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

22

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 190,000,000 shares of common stock, par value $0.001. As of the date of this prospectus, there were 13,929,581 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. Upon the liquidation, dissolution, or winding up of our Company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights.

Our Articles of Incorporation do not provide for cumulative voting rights for the election of directors.

Preferred Stock

We are authorized to issue up to 10 million shares of preferred stock. We currently have no outstanding shares of preferred stock. The board of directors has the authority, without further action by our stockholders, to issue up to 10 million shares of preferred stock in one or more series and to fix the rights, preferences and privileges thereof, including dividend rates and preferences, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. Although they presently have no intention to do so, the board of directors, without stockholder approval, could issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of common stock. The issuance of preferred stock may also have the effect of delaying or preventing a change of control of us.

General

Our board of directors has the authority, without stockholder approval, to issue up to 10,000,000 shares of preferred stock in one or more series and to determine the rights, privileges and limitations of the preferred stock. The rights, preferences, powers and limitations on different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and purchase funds and other matters. As of the date of this Prospectus, there were no Series of Preferred Stock designated by the board of directors, nor was there any Preferred Stock outstanding.

23

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

☐	that a broker or dealer approve a person's account for transactions in penny stocks; and

☐	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

☐	obtain financial information and investment experience objectives of the person; and

☐	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

☐	sets forth the basis on which the broker or dealer made the suitability determination; and

☐	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

☐	disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules will discourage investor interest in and limit the marketability of our common stock.

24

SELLING STOCKHOLDERS

The table below sets forth information as at September 30, 2020, concerning the resale of the shares of common stock by the Selling Stockholders. All of the Selling Stockholders are "Accredited Investors" as that term is defined under Regulation D of the Securities Act. All of the selling stockholders purchased their shares for cash. The term “Selling Stockholders” includes the persons and entities named below, and their transferees, pledges, donees, or their successors. We will file a supplement to this prospectus to name any successors to the Selling Stockholders who will use this Prospectus to resell their securities. We will not receive any proceeds from the resale of the common stock by the Selling Stockholders. Assuming the Selling Stockholders sell all the shares registered below, none of the Selling Stockholders will continue to own any shares of our common stock.

	Total Number of shares owned prior to offering *	Number of Shares being Offered	Percentage of shares owned prior to offering	Percentage of shares owned after the offering assuming all of the shares are sold
B & K Way Trust(1)	3,253	3,253.0002		0
Craig Bentham	3,496	3,496.0002		0
Bernard Rubin Living Trust 1995(2)	1,556	1,556.0001		0
Greg Olafson TR Blue Sand Holding Trust DT(3)	2,460	2,460.0002		0
Clark Claydon	2,829	2,829.0002		0
Alan Cohen	2,499	2,499.0001		0
Colonial Stock Transfer Company(4)	18,778	18,778.0013		0
Harrison Figueroa LLC(5)	68	68.0000		0
Timothy Hodges	2,143	2,143.0001		0
Rodney Hoffman	3,960	3,960.0002		0
Barbara H Jenkins	1,259	1,259.0001		0
Kimball Family Trust(6)	5,633	5,633.0004		0
William T Klope	1,515	1,515.0001		0
Michael Kuehne	1,786	1,786.0001		0
Craig Matesky	1,786	1,786.0001		0
Michael L. Meyer TR Michael L. Meyer Living TR(7)	4,911	4,911.0004		0
Philip Roger Millennium Trust Co LLC Cust FBO(8)	2,014	2,014.0002		0
Chester Montgomery	3,540	3,540.0002		0
George Mottel	1,981	1,981.0001		0
Russell Neinast	3,974	3,974.0002		0
Douglas B. O'Dell	714	714.0001		0
Rafael Penenuri	4,944	4,944.0004		0
RJW Investments LLC(9)	2,462	2,462.0001		0
Robert D Harrison TR (Patro)(10)	3,959	3,959.002		0
Phillip Rogers	2,381	2,381.0001		0
Richard Salvato	1,927	1,927.0001		0
Kerry Shaffer	2,536	2,536.0001		0
Stradtman Family Trust(11)	499	499.0001		0
Andrew Stupin	3,571	3,571.0002		0
Richard Tantimoto	2,450	2,450.0002		0
Edward Thein	2,927	2,927.0002		0
USMTL, LLC(12)	10,000	10,000.001		0
Rick Ware Racing LLC	1,233,333	1,233,333	8.85	0
Jeffry Bash	233,333	233,333	1.67	0
Totals	1,574,477	1,574,477	11.00	0

*Except for Colonial Stock Transfer Company ("Colonial") and USMTL, LLC, these shares were purchased between November 2008 and November 2009 at $.15 per share. Colonial received its shares in December of 2014 in payment of $2,817 ($.15 per share) owed to Colonial.

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USMTL, LLC's 10,000 shares were issued for $.001 per shares as founders shares at the time of incorporation of the Company in 2009

(1)	Bruce & Kay Way has full investment authority

(2)	Bernard Rubin has full investment authority

(3)	Greg Olafson has full investment authority

(4)	Jason Carter has full investment authority

(5)	Robert Harrison has full investment authority

(6)	Dr. Steven Kimball has full investment authority

(7)	Michael L. Meyer has full investment authority

(8)	Philip Rogers has full investment authority

(9)	Robert Waltos has full investment authority

(10)	Robert Harrison has full investment authority

(11)	Martin Stradtman has full investment authority

(12)	Roy Montgomery has full investment authority

* Paid a consideration of $.02 per share in cash for their shares.

** Converted indebtedness of the Company at the rate of $.02 per share.

*** Founders Shares for which $.0001 per share was paid.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock to permit the selling stockholders to sell their shares from time to time in the public market at a price of $.25 per share. Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at prevailing market prices or privately negotiated prices. The Company’s common stock is currently quoted on the OTC Pink Sheets marketplace. However, there have been no trades of the Company’s common stock through the OTC Pink Sheets marketplace. There can be no assurance that the Company will be approved for listing on the OTC Bulletin Board. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

(a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c) an exchange distribution in accordance with the rules of the exchange or quotation system;

26

(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e) privately negotiated transactions; and

(f) a combination of any aforementioned methods of sale.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

No broker dealer received any securities as underwriting compensation.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to this Registration Statement will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

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We, and the selling stockholders, will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M.

The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling stockholders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, a selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution it taking place. We will advise the selling stockholders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by The Bingham & Associates Law Group APC., Encinitas, California.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus contain forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

In some cases, you can identify forward-looking statements by words such as "may," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

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INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

EXPERTS

See “Changes in and Disagreements with Accountants” above for a description of our accounting experts

The Bingham Law Group, Encinitas California has acted as legal counsel for us in connection with this Offering.

AVAILABLE INFORMATION

We have filed a Post-Effective Amendment to the registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such Post-Effective Amendment to the registration statement. This prospectus constitutes the prospectus of RC-1, Inc., filed as part of the Post-Effective Amendment to the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

Our fiscal year ends on December 31. We plan to furnish our shareholders annual reports containing audited financial statements and other appropriate reports, where applicable. In addition, we intend to become a reporting company and file annual, quarterly and current reports, and other information with the SEC, where applicable. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549-3561. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Intern.

29

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of RC-1, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of RC-1, Inc. (the Company) at December 31, 2018, and the related statements of operations, changes in stockholders’ deficit, and cash flows the year ended December 31, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2018, and the results of its operations and its cash flows for each of the year ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statements, the Company has minimal revenues, sustained recurring losses from operations and increased accumulated deficits since inception. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Daszkal Bolton LLP

We had served as the Company’s auditor from 2017 until 2019.

Fort Lauderdale, FL

April 10, 2019

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of:

RC-1, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of RC-1, Inc. as of December 31, 2019, the related statements of operations, shareholders’ deficit and cash flows for the year ended December 31, 2019 and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and the results of its operations and its cash flows for the year ended December 31, 2019 in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had a net loss of approximately $49,000 for the year ended of December 31, 2019, and an accumulated deficit of approximately $3,340,000 as of December 31, 2019. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits include performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Assurance Dimensions

Certified Public Accountants

We have served as the Company’s auditor since 2019.

Margate, Florida

April 14, 2020

F-3

RC-1, Inc.

BALANCE SHEETS

	December 31,	December 31,
	2019	2018
ASSETS

Current assets
Cash	$50,106	$50,596
Prepaid rent	–	60,000
Note receivable - related party	50,000	–
Interest receivable - related party	892	–
Total current assets	100,998	110,596

Property and Equipment - net	7,157	43,526
Total long-term assets	7,157	43,526

Total Assets	$108,155	$154,122

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$29,668	$56,792
Accrued liabilities - related party	161,601	90,264
Line of credit, current portion	75,000	75,000
Line of credit to related parties	18,964	68,014
Accrued interest
Accrued interest payable	44,918	37,418
Accrued interest - line of credit to related parties	119,471	118,816
Total current liabilities	449,622	446,304

Line of credit to related parties, net of current portion	–	300
Total long-term liabilities	–	300

Total Liabilities	449,622	446,604

Stockholders' Deficit
Preferred stock, $.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	–	–
Common stock, $.001 par value;190,000,000 shares authorized; 13,929,581 issued and outstanding	13,930	13,930
Additional paid in capital	2,865,024	2,865,024
Common stock issuable	120,000	120,000
Accumulated deficit	(3,340,421)	(3,291,436)
Stockholders' Deficit	(341,467)	(292,482)

Total Liabilities and Stockholders' Deficit	$108,155	$154,122

The accompanying notes are an integral part of the financial statements.

F-4

RC-1, Inc.

STATEMENTS OF OPERATIONS

	Year Ended	Year Ended
	December 31,	December 31,
	2019	2018

Revenues
Consulting fees	$–	$13,500
Consulting fees - related parties	110,508	150,000
	110,508	163,500

Race Expenses	–	10,274
Consulting - related parties	60,000	66,533
General and administrative	73,679	155,750
Professional fees	38,550	59,407
	172,229	291,964

Loss from operations	(61,721)	(128,464)

Other (expense) income:
Interest expense - unrelated parties	(7,500)	(7,500)
Interest expense - related parties	(656)	(11,081)
Interest income - related parties	892	4,917
Gain on sale of assets - related party	20,000	–
	12,736	(13,664)

Loss before income taxes	(48,985)	(142,128)

Income tax provision	–	–

Net loss	$(48,985)	$(142,128)

Net loss per share (basic and diluted)	$(0.00)	$(0.01)

Weighted average number of common shares outstanding (basic and diluted)	13,929,581	13,929,581

The accompanying notes are an integral part of the financial statements.

F-5

RC-1, Inc.

CONDENSED STATEMENT OF STOCKHOLDERS' DEFICIT

	Common Stock
		Amount	Additional	Common	Accumulated	Shareholders'
	Shares	($.0001 Par)	Paid in Capital	Stock Issuable	Deficit	Deficit

Balances at December 31, 2017	13,929,581	$13,930	$2,865,024	$120,000	$(3,149,308)	$(150,354)

Net loss					(142,128)	(142,128)

Balances at December 31, 2018	13,929,581	13,930	2,865,024	$120,000	(3,291,436)	(292,482)

Net loss					(48,985)	(48,985)

Balances at December 31, 2019	13,929,581	$13,930	$2,865,024	$120,000	$(3,340,421)	$(341,467)

The accompanying notes are an integral part of the financial statements.

F-6

RC-1, Inc.

STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
	December 31,	December 31,
	2019	2018
Cash Flows From Operating Activities:
Net loss	$(48,985)	$(142,128)

Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	6,369	11,653
Non-cash rent expense	60,000	60,000
Gain on sale of assets	(20,000)

Changes in Operating Assets and Liabilities
Decrease in note receivable	–	75,000
(Increase) Decrease in interest receivable	(892)	4,145
(Decrease) Increase in accounts payable	(27,124)	17,713
Increase in accrued liabilities - related party	71,337	59,800
Increase in accrued interest - unrelated parties	7,500	7,500
Increase in accrued interest - related parties	655	11,081

Net cash provided by (used) in operating activities	48,860	104,764

Cash Flows From Investing Activities:
Purchase of assets	–	(11,013)

Cash Flows From Financing Activities:
Proceeds from line of credit to related parties	215,000	166,683
Payments on line of credit to related parties	(264,350)	(270,180)

Net cash provided by (used) in financing activities	(49,350)	(103,497)

Net Decrease in Cash	(490)	(9,746)

Cash At The Beginning of The Year	50,596	60,342

Cash At The End of The Year	$50,106	$50,596

Schedule Of Non-Cash Investing And Financing Activities
Asset sold for note receivable	$50,000	$–

Supplemental Disclosure
Cash paid for interest	$–	$–
Cash paid for income taxes	$–	$–

The accompanying notes are an integral part of the financial statements.

F-7

RC-1, Inc.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2019 and 2018

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS OPERATIONS

RC-1, Inc. (the “Company”), was incorporated in the State of Nevada on May 14, 2009. The Company has generated only limited revenues from its activities in the racing business. R-Course Promotions, LLC was formed in the State of California on October 30, 2007. On June 1, 2009, in a merger classified as a transaction between parties under common control, the sole membership interest owner in R-Course Promotions, LLC exchanged 125,000 membership interests for 1,786 common shares in RC-1, Inc. Subsequent to the consummation of the merger, R-Course Promotions, LLC ceased to exist. The results of operations of RC-1, Inc. and R-Course Promotions, LLC have been combined from October 30, 2007 forward through the date of merger.

The Company is a motorsports marketing business focused primary in road racing events in North America utilizing NASCAR type competition equipment.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents. The Company maintains cash with a commercial bank. The deposits are made with a reputable financial institution and the Company does not anticipate realizing any losses from these deposits.

Accounts Receivable

Accounts receivable are recognized net of allowances for doubtful accounts, based on historical experience and other available evidence. Accounts receivable are written off when management determines they are uncollectible.

F-8

Property and equipment

Property and equipment are recorded at cost and depreciated under the straight line method over each item's estimated useful life. The Company uses a 5 year life for racecars and equipment, 7 years for furniture and fixtures.

Long-Lived Assets

In accordance with FASB ASC 360, “Property, Plant, and Equipment” which establishes the accounting for impairment of long-lived tangible and intangible assets other than goodwill, the Company reviews for impairment when facts or circumstances indicate that the carrying value of long-lived assets to be held and used may not be recoverable. If such facts or circumstances are determined to exist, an estimate of the undiscounted future cash flows produced by the long-lived asset, or the appropriate grouping of assets, is compared to the carrying value to determine whether impairment exists. If an asset is determined to be impaired, the loss is measured based on various valuation techniques, including the discounted value of estimated future cash flows. The Company reports impairment cost as a charge to operations at the time it is identified. During the years ended December 31, 2019 and 2018 the Company determined that there was no impairment of long-lived assets.

Financial Instruments

The Company measures its financial assets and liabilities in accordance with the requirements of FASB ASC 825 “Financial Instruments”. The carrying values of its accounts payable, note payable (current portion), line of credit, accrued expenses, and other current liabilities approximate fair value due to the short-term maturities of these instruments.

Revenue Recognition

The Company adopted ASU 2014-09, “Revenue from Contracts with Customers” on January 1, 2018, using the modified retrospective method, which did not have a material impact on the timing and amount of product revenues.

The new revenue recognition standard prescribes a five-step model that focuses on transfer of control and entitlement to payment when determining the amount of revenue to be recognized. Under the new guidance, an entity is required to perform the following five steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the entity satisfies a performance obligation. The Company’s revenues accounted for under ASC 606 do not require significant estimates or judgments based on the nature of the Company’s revenue. The Company’s contracts do not include multiple performance obligations or variable consideration.

The majority of revenues are from consulting services provided at events which range from one day to one week in length. The Company also earns revenues from entering their race cars into events whereby there is a money purse for finishing positions. The revenues from these events are recognized upon completion of the contracted services. In the event that the Company’s revenues are for services provided under contracts greater than one month in length, the contracts will be billed in total at the onset of the contact period, and to the extent that billings exceed revenue earned, the Company will record such amount as deferred revenue until the performance obligations are met. Revenue will be recognized on these contracts in the period the services are provided under the contract. Expenses associated with providing the services are recognized in the period the services are provided which coincides with when the revenue is earned.

F-9

Income tax

The Company adopted section 740-10-25 of the FASB ASC (“Section 740-10-25”) with regards to the uncertainty in income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded on the financial statements.  Under section 740-10-25, the Company may recognize the tax benefits from the uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on the de-recognition, classification, interest and penalties on income taxes, accounting in the interim periods and requires increased disclosures. The Company had no material adjustments to its assets and/or liabilities for unrecognized income tax benefits according to the provisions of section 740-10-25.

FASB ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. Under FASB ASC 740, the impact of an uncertain tax position on the income tax return may only be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. At December 31, 2019 and 2018, there were no unrecognized tax benefits.

Net loss per share

The Company utilizes FASB ASC 260, “Earnings per Share.” Basic earnings per share is computed by dividing earnings (loss) attributable to common stockholders by the weighted-average number of common shares outstanding during the reporting period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include additional common share equivalents available upon exercise of stock options and warrants using the treasury stock method. Dilutive common share equivalents include the dilutive effect of in-the-money share equivalents, which are calculated based on the average share price for each period using the treasury stock method, excluding any common share equivalents if their effect would be anti-dilutive. For the years ended December 31, 2019 and 2018, there were no potentially dilutive shares outstanding.

Products and services, geographic areas and major customers

The Company earns revenue from race purses, race event consulting and the occasional sale of racecars, but does not separate sales from different activities into operating segments.

Concentrations of debt financing

The Company has line of credit agreements with companies owned and operated by the Company’s CEO and majority shareholder. See Note 7 for further discussion of line of credit terms and relationships.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through December 31, 2019 and 2018.

The Company has a concentration of credit risk note with a related party and majority shareholder. See Note 7 for further discussion of these sources.

Concentration of revenue sources

The Company has a concentration of revenue sources with companies owned and operated by the Company’s CEO. See Note 7 for further discussion of these sources.

Stock based compensation

The Company accounts for employee and non-employee stock awards under FASB ASC 718, “Compensation – Stock Compensation”, whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

F-10

Recent Accounting Pronouncements

The FASB issued ASC 842 related to the reporting of lease agreements effective for fiscal years beginning after December 15, 2018. This pronouncement requires the classification of leases into categories that define how they are reported on the balance sheet and statement of operations. Leases with terms of less than twelve months may be excluded from the provisions of ASC 842 at the election of the Company. The only lease arrangement of the Company terminated December 31, 2019 and is not subject to the provisions of ASC 842. The standard did not have a material impact on the Company’s financial statements as the Company’s only lease as of January 1, 2019 was for 12 remaining months.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material impact on the accompanying consolidated financial statements.

NOTE 3. GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company's ability to continue as a going concern is contingent upon its ability to achieve and maintain profitable operations, and the Company’s ability to raise additional capital as required.

The loss from operations was $61,721 and the accumulated deficit was $3,340,421 for the year ended December 31, 2019. These conditions raise substantial doubt about the Company's ability to continue as a going concern for a period of twelve months from the issuance date of this Report. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 4. PROPERTY & EQUIPMENT

Property & Equipment values recorded at cost are as follows:

	December 31, 2019	December 31, 2018

Racecars & Equipment	$11,013	$61,013
Less: Accumulated depreciation	(3,856)	(17,487)

Property & Equipment, net	$7,157	$43,526

Depreciation expense was $6,369 and $11,653 for the years the years ended December 31, 2019 and 2018, respectively. On June 1, 2019, the Company sold two racecars to a related party for $50,000.

NOTE 5. LINES OF CREDIT

	December 31, 2019	December 31, 2018
TVP Investments, LLC	$75,000	$75,000
Less: current portion	(75,000)	(75.000)
Long-term portion	$–	$–

On October 15, 2012, the Company entered into a revolving line of credit agreement with TVP Investments, LLC, a Georgia Limited Liability Company in the amount up to $500,000. The line of credit is unsecured, bears interest of 10% and has a maturity date of December 31, 2023. As of December 31, 2019, and 2018, the Company had accrued interest on this line of credit in the amounts of $44,918 and $37,418, respectively. Interest expense of $7,500 was reported on the statement of operations for the years ended December 31 2019 and 2018.

The Company has a business line of credit up to $3,000 with Well Fargo bank. The line of credit is unsecured with a variable interest rate of approximately 18.0% and a maturity date of July 2022. The balance due of this line of credit was zero as of December 31, 2019 and 2018.

F-11

NOTE 6. STOCKHOLDERS’ EQUITY

In January 2017, the Company entered into a 36-month warehouse lease with related party Rick Ware Leasing, LLC, payable in 1,200,000 shares of the Company’s common stock valued at $180,000. Rent expense of $60,000 was reflected as rent expense on the statement of operations in each year. The agreement called for 400,000 shares to be issued and the $60,000 was considered prepaid December 31, 2018. In July 2017, 400,000 shares were issued. As of December 31, 2019, the remaining 800,000 shares valued at $120,000 have not been issued and are reported within stockholders deficit on the balance sheet. The lease agreement expired December 31, 2019 and was not renewed. See Note 7 for equity transactions with related parties.

NOTE 7. RELATED PARTY TRANSACTIONS

Consulting revenue from related parties

On February 15, 2019, the Company entered into a three-year contract to provide marketing and branding consulting services to a related party. The majority shareholder of the client is also a shareholder in the Company. Consulting fees recognized for the year ended December 31, 2019 was $110,508 and 2018 was $150,000.

Consulting expense to related parties

On January 1, 2015, the Company extended for three years a previous consulting agreement with a company owned and operated by the CEO and majority shareholder to provide consulting services in the motor sports marketing industry. The agreement was extended for another three years on December 31, 2018. The consulting agreement requires a $5,000 monthly fee and can be terminated by either party pursuant to a 60-day notice. As of December 31, 2019, and 2018, the Company had an accrued liability balance due to this related party of $161,601 and $90,264, respectively.

Accrued liabilities to related parties

During race events, the Company charges various event related expenses to credit cards of the majority shareholder. These expenses are recorded as accounts payable to related parties at the time the charges are made and reimbursed at the conclusion of the event. The Company had a balance due of $11,801 and $264 as of December 31, 2019 and 2018, respectively.

Line of credit to related parties

On October 1, 2009, the Company entered into a line of credit agreement for up to $600,000 with a related party owned and operated by the CEO and majority shareholder that also provides motor sports marketing industry consulting services to the Company as needed. Under the agreement, the Company receives operating fund advances and reimbursement for expenses incurred on behalf of the Company. The line of credit bears interest at eight percent (8%) per annum with a maturity date of December 31, 2023. As of December 31, 2019, and 2018, the Company owed $18,964 and $68,014, respectively, in operating advances from this related party. As of December 31, 2019, and 2018, the Company had accrued interest on this line of credit in the amounts of $35,929 and $35,513, respectively. Interest expense of $614 and $7,289 was reported on the statement of operations for the years ended December 31, 2019 and 2018, respectively.

On August 5, 2013, the Company entered into a line of credit agreement for up to $500,000 with a related party owned and operated by the CEO and majority shareholder. On January 1, 2017 the line of credit was extended to $600,000. The line bears interest at 8% per annum and has a maturity date of August 1, 2020. This loan is collateralized by all of the property owned by the Company located in California. Under the agreement, the Company receives operating fund advances and reimbursement for expenses incurred on behalf of the Company. As of December 31, 2019, and 2018, the Company owed $300 and $600, respectively, in operating advances to this related party. As of December 31, 2019, and 2018, the Company had accrued interest on this line of credit in the amounts of $83,543 and $83,501, respectively. Interest expense of $42 and $3,792 was reported on the statement of operations for the years ended December 31, 2019 and 2018, respectively.

Note receivable – related party

On June 1, 2019, the Company sold two racecars to a related party for $50,000 resulting in a gain of $20,000. The racecars had been purchased from the same party in 2017. The interest rate on the note is 1% per annum and payments of $1,000 per month beginning August of 2019 and increasing to $4,778 per month in March 2020, with a final payment of $525 due in December of 2020.

F-12

NOTE 8. INCOME TAXES

The following table presents the current and deferred income tax provision (benefit) for federal and state income taxes:

	2019	2018
Current tax provision:
Federal	$–	$–

Deferred tax provision (benefit):
Federal	(81,282)	(72,769)
Change in valuation allowance	81,282	72,769

Total provision for income tax	$–	$–

Current income taxes are based upon the year’s income taxable for federal and state tax reporting purposes. Deferred income taxes (benefits) are provided for certain income and expenses, which are recognized in different periods for tax and financial reporting purposes.

Deferred tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the period in which the differences are expected to affect taxable income. The Company’s deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses. These loss carryovers would be limited under the Internal Revenue Code should a significant change in ownership occur within a three-year period. The tax effects of temporary that give rise to deferred tax assets and liabilities are summarized as follows at December 31:

	2019	2018
Deferred tax assets:
Operating losses	$51,925	$99,838
Accrued related party expenses	33,936	88,255
Accrued related party interest	25,089	24,916
Total deferred tax assets:	110,950	213,009

Deferred tax liabilities:
Depreciation differences	116	20,893
Total deferred tax liabilities	116	20,893

Net deferred tax asset	110,834	192,116
Less: valuation allowance	(110,834)	(192,116)
Net deferred income tax asset	$–	$–

F-13

At December 31, 2019 and 2018, the Company had net operating loss carryforwards of $1,587,593 and $1,668,875 respectively, of which approximately $1,500,000 begin to expire in 2029 and the remainder is carried forward indefinitely.

In assessing the ability to realize the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carry back and carry forward policies) and the projected future taxable income and tax planning strategies in making this assessment. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those deferred tax assets and liabilities are expected to be realized or settled. Management records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely-than-not to be realized. Based on management’s analysis, they concluded not to retain a deferred tax asset since it is uncertain whether the Company can utilize this asset in future periods. Therefore, they have established a full reserve against this asset. The change in the valuation allowance in 2019 and 2018 was approximately $(81,282) and $(71,769), respectively.

The reconciliation of the income tax benefit is computed at the U.S. federal statutory rate as follows at December 31:

	2019	2018

U.S. federal statutory tax rate	21.00%	34.00%
Change in valuation allowance	-21.00%	-34.00%
Total	0.00%	0.00%

The Company’s continuing practice is to recognize interest and/or penalties related to income tax matters in income tax expense. As of December 31, 2019, and 2018, the Company had no accrued interest and penalties related to uncertain tax positions.

The Company is subject to taxation in the U.S. The state of Nevada does not impose an income tax on corporations. Tax years for 2014 and forward are subject to examination by tax authorities. The Company is not currently under examination by any tax authority.

NOTE 9. SUBSEQUENT EVENTS

On January 29, 2020 the company acquired a 2016 Audi IMSA sport car from Rick Ware Racing, LLC, a related party for $300,000. The seller and the Company agreed to lease back the Audi to Rick Ware Racing, LLC for a period of 24 months commencing February 15, 2020 requiring a monthly lease payment of $14,125 per month and the return and cancellation of common stock held by the lessee of 200,000 shares valued at $0.15 per share.

COVID-19

Management has concluded that the COVID-19 outbreak in 2020 may have a significant impact on business in general, but the potential impact on the Company is not currently measurable. Due to the level of risk this virus may have on the global economy, it is at least reasonably possible that it could have an impact on the operations of the Company in the near term that could materially impact the Company’s financials. Management has not been able to measure the potential financial impact on the Company but will review commercial and federal financing options should the need arise.

F-14

RC-1, Inc.

CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2020	2019
	(Unaudited)
ASSETS

Current assets
Cash	$44,503	$50,106
Note Receivable, related party	34,375	50,000
Lease Receivable, related party	158,700	–
Interest receivable, related party	2,669	892
Total current assets	240,247	100,998

Property and equipment, net	6,055	7,157
Lease Receivable - related party (net of current portion)	95,071	–
Total long-term assets	101,126	7,157

Total Assets	$341,373	$108,155

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$38,217	$29,668
Accrued liabilities - related party	170,799	161,601
Note payable – related party	146,086	–
Line of credit, current portion	75,000	75,000
Line of credit to related parties	50,835	18,964
Accrued interest payable – line of credit	48,668	44,918
Accrued interest – related parties	83,795	119,471
Total current liabilities	613,400	449,622

Note payable – related party, net of current portion	107,537	–
Total long-term liabilities	107,537	–

Total Liabilities	720,937	449,622

Stockholders’ Deficit
Preferred stock, $.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	–	–
Common stock, $0.001 par value; 190,000,000 shares authorized; 13,929,581 shares issued and outstanding	13,930	13,930
Additional paid in capital	2,895,024	2,865,024
Common stock issuable	90,000	120,000
Accumulated deficit	(3,378,518)	(3,340,421)
Total Stockholders' Deficit	(379,564)	(341,467)

Total Liabilities and Stockholders' Deficit	$341,373	$108,155

The accompanying notes are an integral part of the unaudited condensed financial statements.

F-15

RC-1, Inc.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2020	2019	2020	2019
Revenues
Consulting fees	$20,832	$27,780	$34,720	$52,448

Operating expenses:
Consulting - related parties	15,000	15,000	30,000	30,000
General and administrative	581	22,231	6,328	40,281
Professional fees	11,350	6,425	35,050	23,550
	26,931	43,656	71,378	93,831

Operating income (loss)	(6,099)	(15,876)	(36,658)	(41,383)

Other income (expense):
Interest expense – unrelated parties	(1,875)	(1,875)	(3,750)	(3,750)
Interest expense – related parties	(6,209)	(219)	(11,017)	(566)
Interest income – related parties	8,475	–	13,328	–
Gain on sale of assets - related party	–	20,000	–	20,000
Net other income (expense)	391	17,906	(1,439)	15,684

Net Income (Loss) Before Taxes	(5,708)	2,030	(38,097)	(25,699)

Provision for income tax	–	–	–	–

Net income (loss)	$(5,708)	$2,030	(38,097)	(25,699)

Net income (loss) per share (basic and diluted)	$(0.00)*	$0.00 *	(0.00)*	(0.00)

Weighted average number of common shares outstanding, basic and diluted	13,929,581	13,929,581	13,929,581	13,929,581

* denotes income (loss) per share of less than one cent per share.

The accompanying notes are an integral part of the unaudited condensed financial statements.

F-16

RC-1, Inc.

CONDENSED STATEMENT OF STOCKHOLDERS' DEFICIT

For the Three and Six Months Ended June 30, 2020 and 2019

(UNAUDITED)

	Common Stock		Additional	Common
		Amount	Paid in	Stock	Accumulated	Shareholders'
	Shares	($.0001 Par)	Capital	Issuable	Deficit	Deficit

Balances at December 31, 2018	13,929,581	$13,930	$2,865,024	$120,000	$(3,291,436)	$(292,482)

Net loss	–	–	–	–	(27,730)	(27,730)

Balances at March 31, 2019	13,929,581	13,930	2,865,024	$120,000	(3,319,166)	(320,212)

Net income	–	–	–	–	2,030	2,030

Balances at June 30, 2019	13,929,581	$13,930	$2,865,024	$120,000	$(3,317,136)	$(318,182)

Balances at December 31, 2019	13,929,581	$13,930	$2,865,024	$120,000	$(3,340,421)	$(341,467)

Shares to be cancelled at end of direct financing lease	–	–	30,000	(30,000)	–	–

Net loss	–	–	–	–	(32,389)	(32,389)

Balances at March 31, 2020	13,929,581	13,930	2,895,024	90,000	(3,372,810)	(373,856)

Net income	–	–	–	–	(5,708)	(5,708)

Balances at June 30, 2020	13,929,581	$13,930	$2,895,024	$90,000	$(3,378,518)	$(379,564)

The accompanying notes are an integral part of the unaudited condensed financial statements.

F-17

RC-1, Inc.

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	June 30, 2020	June 30, 2019

Cash Flows From Operating Activities:
Net loss	$(38,097)	$(25,699)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,102	5,267
Non-cash rent expense	–	30,000
Gain on sale of assets	–	(20,000)

Changes in operating assets and liabilities
Decrease in lease receivable – related party	46,229	–
Increase in interest receivable – related parties	(1,777)	–
Increase (Decrease) in accounts payable	8,549	(12,124)
Increase in accounts payable – related parties	9,198	29,736
Increase in accrued interest – unrelated parties	3,750	3,750
(Decrease) Increase in accrued interest – related parties	(35,676)	565
Net cash (used in) provided by operating activities	(6,722)	11,495

Cash Flows From Investing Activities:
Purchase of asset for financing lease	$(300,000)	$–
Collections on notes receivable	15,625	–
Net cash used in investing activities	(284,375)	–

Cash Flows From Financing Activities:
Proceeds from line of credit from related party	343,746	123,500
Proceeds from note payable to related party	253,623	–
Repayments on line of credit from related party	(311,875)	(146,076)
Net cash (used in) provided by financing activities	285,494	(22,576)

Net Decrease In Cash	(5,603)	(11,081)

Cash At The Beginning Of The Period	50,106	50,596

Cash At The End Of The Period	$44,503	$39,515

Schedule of Non-Cash Investing And Financing Activities
Assets sold for note receivable	$–	$50,000

Asset transferred in direct financing lease	$300,000	$–

Supplemental Disclosure
Cash paid for interest	$46,694	$–
Cash paid for income taxes	$–	$–

The accompanying notes are an integral part of the unaudited condensed financial statements.

F-18

RC-1, Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS (Unaudited)

For the Three and Six Months Ended June 30, 2020 and 2019

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS OPERATIONS

RC-1, Inc. (the “Company”), was incorporated in the State of Nevada on May 14, 2009. The Company is currently considered to be in the development stage,and has generated only limited revenues from its activities in the racing business. R-Course Promotions, LLC was formed in the State of California on October 30, 2007. On June 1, 2009, in a merger classified as a transaction between parties under common control, the sole membership interest owner in R-Course Promotions, LLC exchanged 125,000 membership interests for 1,786 common shares in RC-1, Inc. Subsequent to the consummation of the merger, R-Course Promotions, LLC ceased to exist. The results of operations of RC-1, Inc. and R-Course Promotions, LLC have been combined from October 30, 2007 forward through the date of merger.

The Company is a motorsports marketing business focused primarily in road racing events in North America utilizing NASCAR type competition equipment.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Interim Condensed Financial Statements

The accompanying condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to form 10Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete condensed financial statements. In our opinion the condensed financial statements include all adjustments (consisting of normal recurring accruals) necessary in order to make the condensed financial statements not misleading. Operating results for the three and six months ended June 30, 2020 are not necessarily indicative of the final results that may be expected for the year ended December 31, 2020. For more complete financial information, these unaudited condensed financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2019 filed with the SEC on April 14, 2020.

Use of Estimates

The preparation of condensed financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents. The Company has no cash equivalents. The Company maintains cash with a commercial bank. The deposits are made with a reputable financial institution and the Company does not anticipate realizing any losses from these deposits.

F-19

Property and equipment

Property and equipment are recorded at cost and depreciated under the straight-line method over each item's estimated useful life. The Company uses a 5 year life for racecars and equipment, 7 years for furniture and fixtures.

Financial Instruments

The Company measures its financial assets and liabilities in accordance with the requirements of FASB ASC 825 “Financial Instruments”. The carrying values of its accounts payable, note payable (current portion), line of credit, accrued expenses, and other current liabilities approximate fair value due to the short-term maturities of these instruments.

Revenue recognition

The Company adopted ASC 606 “Revenue from Contracts with Customers” on January 1, 2018, using the modified retrospective method, which did not have a material impact on the timing and amount of product revenues.

The new revenue recognition standard prescribes a five-step model that focuses on transfer of control and entitlement to payment when determining the amount of revenue to be recognized. Under the new guidance, an entity is required to perform the following five steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the entity satisfies a performance obligation.

The majority of revenues are from consulting services provided at events which range from one day to one week in length. The Company also earns revenues from entering their race cars into events whereby there is a money purse for finishing positions. The revenues from these events are recognized at a point when the performance obligation is met. In the event that the Company’s revenues are for services provided under contracts greater than one month in length, the contracts will be billed in total at the onset of the contact period, and to the extent that billings exceed revenue earned, the Company will record such amount as deferred revenue until the performance obligations is met. Revenue will be recognized on these contracts in the period the services are provided under the contract. Expenses associated with providing the services are recognized in the period the services are provided which coincides with when the revenue is earned.

Net income (loss) per share

The Company utilizes FASB ASC 260, “Earnings per Share.” Basic earnings per share is computed by dividing earnings (loss) attributable to common stockholders by the weighted-average number of common shares outstanding during the reporting period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include additional common share equivalents available upon exercise of stock options and warrants using the treasury stock method. Dilutive common share equivalents include the dilutive effect of in-the-money share equivalents, which are calculated based on the average share price for each period using the treasury stock method, excluding any common share equivalents if their effect would be anti-dilutive. For the three and six months ended June 30, 2020 and 2019 there were no potentially dilutive shares.

Products and services, geographic areas and major customers

The Company earns revenue from race purses, race event consulting and the occasional sale of racecars, but does not separate sales from different activities into operating segments.

F-20

Concentrations of debt financing

The Company has line of credit agreements with companies owned and operated by the Company’s CEO and majority shareholder. Outstanding principal on these lines of credit account for 37.88% and 07% of the Company line of credit balances at June 30, 2020 and December 31, 2019, respectively. See Note 7 for further discussion of line of credit terms and relationships.

Stock based compensation

The Company accounts for employee and non-employee stock awards under FASB ASC 718, “Compensation – Stock Compensation”, whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if adopted, will have a material effect on our condensed financial statements.

NOTE 3. GOING CONCERN

The Company's financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has a minimum cash balance available for payment of ongoing operating expenses. As of June 30, 2020, the Company has an accumulated deficit of $3,378,518 and negative working capital of $373,153. For the six months ended June 30, 2020, the Company had a net loss of $38,097 and a net cash outflow from operating activities of $6,722. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issue date of this report. Its continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available or will be available on terms acceptable to the Company.

NOTE 4. PROPERTY AND EQUIPMENT

Property and equipment values recorded at cost are as follows:

	June 30, 2020	December 31, 2019

Race cars	$11,013	$11,013
Less: Accumulated depreciation	(4,958)	(3,856)

Property and equipment, net	$6,055	$7,157

Depreciation expense for the three and six months ended June 30, 2020 and 2019 were $551 and $2,216 respectively and $1,102 and $5,267 respectively.

On June 1, 2019, the Company sold two racecars for $50,000 recognizing a gain of $20,000. (The racecars were purchased from the same party in 2017).

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NOTE 5. NOTE RECEIVABLE

On June 1, 2019, the Company sold two racecars to a related party for a $50,000 note receivable, resulting in a gain of $20,000. The interest rate on the note is 1% per annum and payments of $1,000 per month began August 2019 and increase to $4,778 per month in March 2020, with a final payment of $525 in December 2020. Effective April 1, 2020, the repayment terms were amended due to disruption caused by the COVID-19 outbreak. Payments of $1,350 will be due after each event in the NASCAR race schedule which consists of 36 events ending in November 2020. The balance of the note was $34,375 and $50,000 as of June 30, 2020 and December 31, 2019, respectively

NOTE 6. LEASE RECEIVABLE – RELATED PARTY

On January 28,2020, the Company purchased an Audi Sportscar from a related party for $300,000. On February 15, 2020, the Company leased the vehicle back to the same related party. The term of the lease is for 24 months with payments of $14,125 per month. At the end of the lease, 200,000 shares of stock of the Company owned by the related party will be cancelled at a value of $.15 per share. In addition, the related party has the right to purchase the car for $1,000. The lease is classified as a financing lease under ASC 842. The present value of the lease payments, excluding the end of lease provisions, discounted at an interest rate of 12%, is $300,063. The Company is using the actual cost of the vehicle as the initial value of the lease in accordance with ASC 842-30-55-17A.

The undiscounted cash flow principal payments for the remaining term of the lease will be as follows:

2020 (remainder of year)	$98,875
2021	169,500
2022	14,125
Total	282,710
Less deferred interest	(28,939)
Less current portion	(158,700)
Long-term lease receivable	$95,071

NOTE 7. LINES OF CREDIT

On October 15, 2012, the Company entered into a revolving line of credit agreement with TVP Investments, LLC, and a Georgia Limited Liability Company in the amount up to $500,000. The line of credit is unsecured, bears interest of 10% and has a maturity date of December 31, 2023. As of June 30, 2020, and December 31, 2019, the balance of the line of credit was $75,000. As of June 30, 2020, and December 31, 2019, the Company had accrued interest on this line of credit in the amounts of $48,668 and $44,918, respectively.

The Company also has a business line of credit up to $3,000 with Well Fargo bank. The line of credit is unsecured with a variable interest rate of approximately 18.0%. No amounts have been drawn on this Line.

NOTE 8. STOCKHOLDERS’ EQUITY

There are 10,000,000 shares of preferred stock authorized with a $.001 par value, of which no shares are outstanding.

There are 190,000,000 shares of common stock authorized with a par value of $.001 per share, of which 13,929,581 shares are issued and outstanding as of June 30, 2020.

F-22

In January 2017, the Company entered into a 36-month warehouse lease with Rick Ware, payable in 1,200,000 shares of the Company’s common stock. As of June 30, 2020, 400,000 shares had been issued under this agreement.

There were no issuances of preferred or common stock during the three and six months ended June 30, 2020.

NOTE 9. RELATED PARTY TRANSACTIONS

Consulting revenue from related parties

On February 15, 2019, the Company entered into a three-year contract to provide marketing and branding consulting services to a related party. The majority shareholder of the client is also a shareholder in the Company. Consulting revenue recognized for the three and six months ended June 30, 2020 and 2019 was $20,832 and $34,720, and $27,780 and $52,448, respectively.

Consulting expense to related parties

On December 31, 2018, the Company extended for three years a previous consulting agreement with General Pacific Partners, LLC a company owned and operated by the CEO and majority shareholder, to provide consulting services in the motor sports marketing industry. The consulting agreement requires a $5,000 monthly fee and can be terminated by either party pursuant to a 60-day notice. During each of the three and six months ended June 30, 2020 and 2019, the Company incurred related party consulting expense of $15,000 and $30,000, respectively. As of June 30, 2020, and December 31, 2019, the Company had an accrued payable balance due to this related party of $159,713 and $150,000, respectively.

Lines of credit to related parties

On October 1, 2009, the Company entered into a line of credit agreement for up to $600,000 with a related party owned and operated by the CEO and majority shareholder that also provides motor sports marketing industry consulting services to the Company as needed. Under the agreement, the Company receives operating fund advances and reimbursement for expenses incurred on behalf of the Company. The loan bears interest at eight percent (8%) per annum. As of June 30, 2020, and December 31, 2019, the Company owed $50,235 and $18,364, respectively, on the line of credit to this related party. As of June 30, 2020, and December 31, 2019, the Company had accrued interest on this line of credit in the amounts of $228 and $35,929, respectively.

On August 5, 2013, the Company entered into a line of credit agreement for up to $600,000 with a related party owned and operated by the CEO and majority shareholder. Under the agreement, the Company receives operating fund advances and reimbursement for expenses incurred on behalf of the Company. As of June 30, 2020, and December 31, 2019, the Company owed $600 under this line of credit to this related party. As of June 30, 2020, and December 31, 2019, the Company had accrued interest of $83,567 and $83,542, respectively.

Notes payable – related party

On March 6, 2020, the Company borrowed $287,500 from a related party. The term of the note is 36 months with payments of $14,055 per month commencing April 6, 2020 including interest at 12%. Payments will continue until the note is paid in full. The Company had a balance due at June 30, 2020 of $253,623. Interest expense of $8,288 has been paid.

F-23

Expense reimbursements

The majority shareholder of the Company pays certain ongoing operating costs from personal funds and is periodically reimbursed. As of June 30, 2020, and December 31, 2019, the amount due to the shareholder was $11,086 and $11,601, respectively, and is reflected in accounts payable – related parties on the balance sheet.

NOTE 10. SUBSEQUENT EVENTS

COVID-19

Management has concluded that the COVID-19 outbreak in 2020 may have a significant impact on business in general, but the potential impact on the Company is not currently measurable. Due to the level of risk this virus may have on the global economy, it is at least reasonably possible that it could have an impact on the operations of the Company in the near term that could materially impact the Company’s financials. Management has not been able to measure the potential financial impact on the Company but will review commercial and federal financing options should the need arise.

F-24

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth our expenses in connection with this registration statement. All of these expenses are estimates, other than the fees and expenses of legal counsel and filing fees payable to the Securities and Exchange Commission. All expenses of this offering are being paid by the Company.

Expense or Fee	Amount to Be Paid
SEC Registration Fee	$21
Printing and Edgarizing Expenses	$3,500
Legal Fees and Expenses	$5,000
Accounting Fees and Expenses	$3,000
Transfer Agent	$2,500
Miscellaneous	$1,500
TOTAL	$15,521

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

ARTICLE VI of our Bylaws states that to the extent and in the manner permitted by the laws of the State of Nevada, and specifically as is permitted under the Nevada Revised Statutes pertaining to Corporations, the corporation shall indemnify any person who was or is a party or is threatened to be  made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative,  other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

II-1

ITEM 16. EXHIBITS.

The following exhibits are included as part of this Form S-1. References to “the Company” in this Exhibit List mean RC-1, Inc., a Nevada corporation.

Exhibit #	Description
3(i) *	Articles of Incorporation of RC-1, Inc., as amended
3(ii) *	Corporate Bylaws for RC-1, Inc.
5.1*	Legal opinion and consent of The Bingham Law Group, APC
10.1*	Line of Credit Agreement with General Pacific Partners, LLC on October 1, 2009
10.2*	Consulting Agreement with General Pacific Partners, LLC on January 1, 2012
10.3*	Line of Credit Agreement with TVP Investments, LLC on October 15, 2012
10.4*	Management Service Agreement with Carolina Pro AM Drivers, Inc. dated January 1, 2014
10.5*	Line of Credit Agreement with Devcap Partners, LLC dated August 1, 2013
10.6*	Convertible Note, Warrant Certificate and Invoice for Services to Related Party dated April 25, 2017
23.1*	Consent of the Bingham Law Group, APC. (included with Exhibit 5.1)
23.2	Consent of Assurance Dimensions
23.3	Consent of Daszkal Bolton LLP

101.INS	XBRL Instances Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

__________________

* Previously filed

ITEM 17. UNDERTAKINGS

(A) The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

II-2

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New port Beach, State of California, on October 8, 2020.

RC-1, Inc.

By:	/s/ Kevin P. O'Connell
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

RC-1, Inc.

Date: October 8, 2020	By:	/s/ Kevin P. O'Connell
Director, President and Chief Executive Officer

RC-1, Inc.

Date: October 8, 2020	By:	/s/ Rayna Austin
Director and Chief Financial and Accounting Officer

II-4

EXHIBIT INDEX

Exhibit #	Description
3(i) *	Articles of Incorporation of RC-1, Inc., as amended
3(ii) *	Corporate Bylaws for RC-1, Inc.
5.1*	Legal opinion and consent of The Bingham Law Group, APC
10.1*	Line of Credit Agreement with General Pacific Partners, LLC on October 1, 2009
10.2*	Consulting Agreement with General Pacific Partners, LLC on January 1, 2012
10.3*	Line of Credit Agreement with TVP Investments, LLC on October 15, 2012
10.4*	Management Service Agreement with Carolina Pro AM Drivers, Inc. dated January 1, 2014
10.5*	Line of Credit Agreement with Devcap Partners, LLC dated August 1, 2013
10.6*	Convertible Note, Warrant Certificate and Invoice for Services to Related Party dated April 25, 2017
23.1*	Consent of the Bingham Law Group, APC. (included with Exhibit 5.1)
23.2	Consent of Assurance Dimensions
23.3	Consent of Daszkal Bolton LLP

101.INS	XBRL Instances Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

__________________

* Previously filed

II-5